UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2011

Soupman, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100
Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212)  768-7687

    (Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Soupman, Inc., a Delaware corporation (the “Company”), unless the context requires otherwise.

Item 1.01  Entry into a Material Definitive Agreement

On August 9, 2011, we entered into an Endorsement Agreement (the “Agreement”), dated as of July 29, 2011, with Mine O’ Mine, Inc. (“MoM”) for an initial 36 month term (the initial term and any renewal term referred to herein as the “Term”) pursuant to which MoM granted to the Company, during the Term: (i) an exclusive license to use certain trademarks of MoM related to Shaquille O’Neal (the “Trademarks”) in association with prepared or packaged soups (the “Products”) and (ii) a non-exclusive license to reproduce, advertise and display the Trademarks in certain promotional materials used to promote Products manufactured and/or distributed by the Company under the Soupman name.  The Agreement also provides that Mr. O’Neal shall endorse the Products, assist in the creation and fostering of business opportunities, and utilize his Twitter network to promote Product awareness, among other duties.

In return for the grant of the license for the Trademarks, the Company agreed to issue MoM 1,200,000 restricted shares of the Company’s common stock (the “Shares”).  The Shares will vest as follows:  (i) one-third of the Shares will vest immediately and (ii) two-thirds of the Shares (the “Vesting Shares”) will be initially subject to a repurchase option as more fully described in the Agreement, with 1/24 of the Vesting Shares to be released from the repurchase option on the one-month anniversary of the effective date of the Agreement, and an additional 1/24 of the Vesting Shares to be released from the repurchase option on the first day of each month thereafter, until all Vesting Shares are released from the repurchase option.  In addition, Mr. O’Neal can earn up to an additional 500,000 shares of restricted stock of the Company as compensation for assisting the Company to achieve $100,000,000 in annual sales.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)-(c)	Not applicable.
(d)	Exhibits.

Exhibit No.           Description

10.1                        Endorsement Agreement, by and between Mine O’ Mine, Inc. and the Company, dated as of July 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2011	SOUPMAN, INC.

By: /s/ Arnold Casale
Arnold Casale Chief Executive Officer

EXHIBIT INDEX

Exhibit No.            Description

10.1	Endorsement Agreement, by and between Mine O’ Mine, Inc. and the Company, dated as of July 29, 2011 (Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed with the Commission.)